Exhibit 99.1

Staffing 360 Solutions Announces Reverse Stock Split

Common Stock Will Begin Trading on Split-Adjusted Basis on June 26, 2024

New York – June 24, 2024 – Staffing 360 Solutions, Inc. (Nasdaq: STAF) (“Staffing 360” or the “Company”), a company executing a buy-integrate-build strategy through the acquisition of staffing organizations in the United States, announced today that it intends to effect a reverse stock split of its common stock at a ratio of one (1) post-split share for every ten (10) pre-split shares. The reverse stock split will become effective at 4:05 p.m., New York time, on Tuesday, June 25, 2024. Staffing 360’s common stock will continue to trade on the Nasdaq Capital Market under the symbol STAF, and will begin trading on a split-adjusted basis when the market opens on Wednesday, June 26, 2024. The new CUSIP number for the common stock following the reverse stock split will be 852387604.

At the Company’s annual meeting of stockholders held on December 27, 2023, Staffing 360’s stockholders granted the Company’s Board of Directors (the “Board”) the discretion to effect a reverse stock split of all of the outstanding shares of Staffing 360’s common stock through an amendment to its Amended and Restated Certificate of Incorporation at a ratio of not less than 1-for-2 and not more than 1-for-20, with the exact ratio and timing to be determined by the Board.

At the effective time of the reverse stock split, every ten (10) shares of Staffing 360’s issued and outstanding common stock will be converted automatically into one (1) issued and outstanding share of common stock without any change in the par value per share or the number of authorized shares of common stock. Stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the 1-for-10 reverse stock split. It is not necessary for stockholders holding shares of the Company’s common stock in certificated form to exchange their existing stock certificates for new stock certificates of the Company in connection with the reverse stock split, although stockholders may do so if they wish.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. Any fractional share resulting from the reverse stock split will be rounded up to the nearest whole number of shares. The reverse stock split will reduce the number of shares of Staffing 360’s common stock outstanding by a factor of ten (10) from 6,397,388 shares to approximately 639,739 shares, subject to adjustment for the rounding up of fractional shares. Proportional adjustments will be made to the number of shares of Staffing 360’s common stock issuable upon the exercise or conversion of Staffing 360’s equity awards, convertible preferred stock and warrants, as well as the applicable exercise price or conversion price. Stockholders with shares in brokerage accounts should direct any questions concerning the reverse stock split to their broker; all other stockholders may direct questions to the Company’s transfer agent, Securities Transfer Corporation, via email at info@stctransfer.com or by telephone at (469) 633-0101.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. is engaged in the execution of a buy-integrate-build strategy through the acquisition of domestic and international staffing organizations in the United States. The Company believes that the staffing industry offers opportunities for accretive acquisitions and as part of its targeted consolidation model, is pursuing acquisition targets in the finance and accounting, administrative, engineering, IT, and light industrial staffing space.

For more information, visit http://www.staffing360solutions.com. Follow Staffing 360 Solutions on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements, which may be identified by words such as “expect,” “look forward to,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project,” or words of similar meaning. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, the risks and uncertainties associated with the effect that the reverse stock split may have on the price of the Company’s common stock, our ability to retain our listing on Nasdaq and to regain and maintain compliance with the rules of Nasdaq; market and other conditions; the geographic, the Company’s ability to conduct its business and raise capital in the future if and when needed; weakness in general economic conditions and levels of capital spending by customers in the industries the Company serves; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of customer capital projects or the inability of the Company’s customers to pay the Company’s fees; the termination of a major customer contract or project; delays or reductions in U.S. government spending; credit risks associated with the Company’s customers; competitive market pressures; the availability and cost of qualified labor; the Company’s level of success in attracting, training and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations, including the impact of health care reform laws and regulations; the possibility of incurring liability for the Company’s business activities, including, but not limited to, the activities of the Company’s temporary employees; the Company’s performance on customer contracts; negative outcome of pending and future claims and litigation; government policies, legislation or judicial decisions adverse to the Company’s businesses; the Company’s ability to access the capital markets by pursuing additional debt and equity financing to fund its business plan and expenses on terms acceptable to the Company or at all; and the Company’s ability to comply with its contractual covenants, including in respect of its debt agreements, as well as various additional risks, many of which are now unknown and generally out of the Company’s control, and which are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.

Investor Relations Contact:
Roger Pondel or Laurie Berman

PondelWilkinson Inc.
310-279-5980
pwinvestor@pondel.com

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